Exhibit (h)(11)

AMENDMENT TO

CORPORATE SERVICES AGREEMENT

This Amendment, dated as of February 16, 2023, by and between DBX ETF Trust (the “Trust”) and The Bank of New York Mellon (“BNYM”) who are parties to the Corporate Services Agreement dated July 6, 2016 (the “Agreement”).

WHEREAS, the parties wish to amend the Agreement as set forth below:

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Exhibit A is replaced in its entirety with the attached Exhibit A dated as of the date of this Amendment.

2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Each party represents and warrants that the individual executing this Amendment on its behalf has the requisite authority to bind it to this Amendment including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. As used herein, “Electronic Signature” shall mean image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods. Executed counterparts may be delivered by facsimile or email.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

DBX ETF TRUST, on behalf of the Trust and each portfolio series identified on Exhibit A attached hereto

By:	/s/ John Millette
Name:	John Millette
Title:	Secretary

THE BANK OF NEW YORK MELLON

By:	/s/ Keith Hallman
Name:	Keith Hallman
Title:	Vice President

EXHIBIT A

(as of February 16, 2023)

List of Portfolios

Xtrackers MSCI China A Inclusion Equity ETF	ASHX
Xtrackers J.P. Morgan ESG Emerging Markets Sovereign ETF	ESEB
Xtrackers FTSE Developed ex US Multifactor ETF	DEEF
Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR
Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Xtrackers High Beta High Yield Bond ETF	HYUP
Xtrackers Bloomberg US Investment Grade Corporate ESG ETF	ESCR
Xtrackers J.P. Morgan ESG USD High Yield Corporate Bond ETF	ESHY
Xtrackers International Real Estate ETF	HAUZ
Xtrackers Low Beta High Yield Bond ETF	HYDW
Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF	EMCR
Xtrackers MSCI All China Equity ETF	CN
Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW
Xtrackers MSCI All World ex US High Dividend Yield Equity ETF	HDAW
Xtrackers MSCI EAFE ESG Leaders Equity ETF	EASG
Xtrackers MSCI EAFE Hedged Equity ETF	DBEF
Xtrackers MSCI EAFE High Dividend Yield Equity ETF	HDEF
Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF	EMSG
Xtrackers MSCI Europe Hedged Equity ETF	DBEU
Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ
Xtrackers MSCI Germany Hedged Equity ETF	DBGR
Xtrackers MSCI Japan Hedged Equity ETF	DBJP
Xtrackers MSCI Kokusai Equity ETF	KOKU
Xtrackers MSCI USA ESG Leaders Equity ETF	USSG
Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU
Xtrackers Russell US Multifactor ETF	DEUS
Xtrackers Russell 1000 US Quality at a Reasonable Price ETF	QARP
Xtrackers S&P 500 ESG ETF	SNPE
Xtrackers S&P MidCap 400 ESG ETF	MIDE
Xtrackers S&P SmallCap 600 ESG ETF	SMLE
Xtrackers Short Duration High Yield Bond ETF	SHYL
Xtrackers USD High Yield Corporate Bond ETF	HYLB
Xtrackers Global Carbon ETF	ECRB
Xtrackers Risk Managed USD High Yield Strategy ETF	HYRM
Xtrackers Net Zero Pathway Paris Aligned US Equity ETF	USNZ
Xtrackers S&P 500 Growth ESG ETF	SNPG
Xtrackers S&P 500 Value ESG ETF	SNPV
Xtrackers S&P ESG Dividend Aristocrats ETF	SNPD
Xtrackers MSCI USA Climate Action Equity ETF	USCA

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